Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(96,468,426)
Realized Gain (Loss) on Swap Contracts	33,829,055
Unrealized Gain (Loss) on Market Value of Commodity Futures	461,097,610
Unrealized gain (loss) on Fair Value of Swap Contracts	11,450,322
Dividend Income	4,226,206
Interest Income	1,854,363
ETF Transaction Fees	17,150
Total Income (Loss)	$416,006,280

Expenses
General Partner Management Fees	$812,018
Professional Fees	206,030
Brokerage Commissions	262,310
Directors' Fees and Insurance	33,119
License Fees	27,068
Total Expenses	$1,340,545
Net Income (Loss)	$414,665,735

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$1,753,725,242
Additions (12,300,000 Shares)	1,488,651,508
Withdrawals (14,600,000 Shares)	(1,809,710,587)
Net Income (Loss)	414,665,735

Net Asset Value End of Month	$1,847,331,898
Net Asset Value Per Share (14,323,603 Shares)	$128.97

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596